Registration No. 333-

As filed with the Securities and Exchange Commission on October 24, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

The Procter & Gamble Company (Exact Name of Registrant as Specified in Its Charter)
Ohio (State or Other Jurisdiction of Incorporation or Organization)
31-0411980 (I.R.S. Employer Identification No.)
One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (513) 983-1100 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

The Procter & Gamble U.K. Share Investment Scheme

Deborah P. Majoras, Chief Legal Officer and Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)
________________________
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                                                                                                                                              Accelerated filer  ☐
Non-accelerated filer   ☐ (Do not check if a smaller reporting company)  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Offering Price	Amount of Registration Fee[2]
Common Stock (without par value)	100,000	$ 84.25	$8,425,500	$979.04
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange within five business days prior to filing.

PROSPECTUS

The Procter & Gamble Company

100,000 Shares
of
Common Stock
(without par value)
To Participants in The
Procter & Gamble U.K.
Share Investment Scheme

All purchases of securities made pursuant to The Procter & Gamble U.K. Share Investment Scheme (the "Plan") may be made on any securities exchange on which common stock of The Procter & Gamble Company is traded, in the over-the-counter market, by negotiated transactions or by purchasing the beneficial interests in shares held by Plan participants wishing to sell their shares.  The Company has no control over the prices at which the agent purchases shares of The Procter & Gamble Company common stock pursuant to the Plan.  For detailed information regarding the terms and conditions of purchases made under the Plan, you should carefully read this prospectus and any supplement before you invest.  You should also read the "Incorporation of Certain Information by Reference" section of this prospectus for information on us and our financial statements.  The Procter & Gamble Company's common stock is listed on the New York Stock Exchange under the ticker symbol "PG".

INVESTING IN OUR SECURITIES INVOLVES RISKS.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS, IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 27, 2014

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date listed on the bottom of the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Page
PROSPECTUS SUMMARY ...	1
THE COMPANY ...	1
RISK FACTORS ...	2
USE OF PROCEEDS ...	7
DETERMINATION OF OFFERING PRICE ...	7
PLAN OF DISTRIBUTION ...	7
Who Can Join ...	7
Who Are The Trustees ...	7
How Contributions Are Made ...	7
When Shares Are Purchased ...	7
Contact With The Trustees ...	8
Selling Shares ...	8
Retirees ...	8
If You Leave the Company ...	8
If You Die ...	8
Questions & Answers ...	9
DESCRIPTION OF PROCTER & GAMBLE CAPITAL STOCK ...	10
INTERESTS OF NAMED COUNSEL ...	11
EXPERTS ...	11
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...	11
WHERE YOU CAN FIND MORE INFORMATION ...	12

PROSPECTUS SUMMARY

THE PROCTER & GAMBLE U.K. SHARE INVESTMENT SCHEME
The Procter & Gamble U.K. Share Investment Scheme ("Plan") is a direct stock purchase plan designed to encourage long-term investment in The Procter & Gamble Company ("the Company" or "P&G") common stock ("Common Stock") by providing eligible employees and retirees with a convenient and economical method to purchase Company shares and to reinvest cash dividends toward the purchase of additional shares.  If you are a member of another U.K. investment plan (e.g., the 1-4-1 Plan or the Matched Savings Share Purchase Plan ("MSSPP")) and are already contributing the maximum amount allowed, or if you simply have a lump sum that you want to invest in the Company, this is the Plan to use.  It is a means for you to invest in the potential long term growth and success of the Company.
The Plan is voluntary and is designed to allow employees and retirees to invest in the Company at lower administration costs than through normal open market channels.
Unlike the 1-4-1 Plan, the Plan offers no tax advantage.  The Company pays the broker's fees for buying the shares, but not for selling them and is not liable for any tax or other charges levied on a member arising from the operation of the Plan.
All permanent UK employees of the Company and its subsidiaries are eligible to participate in the Plan.  This includes those on unpaid leave of absence, temporary assignment overseas and employees of P&G or any of its subsidiaries on assignment in the UK.  P&G UK retirees are also eligible.
It is recommended that this prospectus be retained for future reference.
 THE COMPANY
The Procter & Gamble Company is focused on providing branded consumer packaged goods of superior quality and value to improve the lives of the world's consumers. The Company was incorporated in Ohio in 1905, having been built from a business founded in 1837 by William Procter and James Gamble. Today, we sell our products in more than 180 countries and territories. Our principal executive offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and our telephone number is (513) 983-1100.
Following is a listing you may use to contact the Plan administrator:

Written Inquiries:	The Procter & Gamble Share Investment Plan Administrator
Capita Asset Services, Share Plans, The Registry
34 Beckenham Road
Beckenham
Kent
BR3 4TU

Telephone Inquiries:	020 8639 2456

Email:	www.capitashareportal.com

RISK FACTORS
You should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated by reference before investing in Common Stock of the Company. The following risks could materially and adversely affect the Company's business, financial condition, cash flows and results of operations. In that case, the trading price of the Common Stock could decline.
A change in consumer demand for our products and/or lack of market growth could have a significant impact on our business.
We are a consumer products company and rely on continued global demand for our brands and products.  To achieve business goals, we must develop and sell products that appeal to consumers.  This is dependent on a number of factors, including our ability to develop effective sales, advertising and marketing programs.  We expect to achieve our financial targets, in part, by focusing on the most profitable businesses, biggest innovations and most important emerging markets.  We also expect to achieve our financial targets, in part, by achieving disproportionate growth in developing regions.  If demand for our products and/or market growth rates, in either developed or developing markets, falls substantially below expected levels or our market share declines significantly in these businesses, our volume, and consequently our results, could be negatively impacted.  This could occur due to, among other things, unforeseen negative economic or political events, unexpected changes in consumer trends and habits or negative consumer responses to pricing actions.
The ability to achieve our business objectives is dependent on how well we can compete with our local and global competitors in new and existing markets and channels.
The consumer products industry is highly competitive.  Across all of our categories, we compete against a wide variety of global and local competitors.  As a result, there are ongoing competitive pressures in the environments in which we operate, as well as challenges in maintaining profit margins.  This includes, among other things, increasing competition from mid- and lower-tier value products in both developed and developing markets.  To address these challenges, we must be able to successfully respond to competitive factors, including pricing, promotional incentives and trade terms.  In addition, the emergence of new sales channels may affect customer and consumer preferences, as well as market dynamics.  Failure to effectively compete in these new channels could negatively impact results.
Our ability to meet our growth targets depends on successful product, marketing and operations innovation and our ability to successfully respond to competitive innovation.
Achieving our business results depends, in part, on the successful development, introduction and marketing of new products and improvements to our equipment and manufacturing processes.  Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain and maintain necessary intellectual property protections and to avoid infringing the intellectual property rights of others.  We must also be able to successfully respond to technological advances made by competitors and intellectual property rights granted to competitors.  Failure to do so could compromise our competitive position and impact our results.
A significant change in customer relationships or in customer demand for our products could have a significant impact on our business.
We sell most of our products via retail customers, which consist of mass merchandisers, grocery stores, membership club stores, drug stores, department stores, salons, distributors, e-commerce and high-frequency stores.  Our success is dependent on our ability to successfully manage relationships with our retail trade customers.  This includes our ability to offer trade terms that are acceptable to our customers and are aligned with our pricing and profitability targets.  Our business could suffer if we cannot reach agreement with a key customer based on our trade terms and principles.  Our business would be negatively impacted if a key customer were to significantly reduce the inventory level of our products or experience a significant business disruption.
Consolidation among our retail customers could also create significant cost and margin pressure and lead to more complexity across broader geographic boundaries for both us and our key retailers. This would be particularly challenging if major customers are addressing local trade pressures, local law and regulation changes or financial distress.

If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results.
The Company's reputation is the foundation of our relationships with key stakeholders and other constituencies, such as customers and suppliers.  In addition, many of our brands have worldwide recognition.  This recognition is the result of the large investments we have made in our products over many years.  The quality and safety of our products is critical to our business.  Our Company also devotes significant time and resources to programs that are consistent with our corporate values and are designed to protect and preserve our reputation, such as social responsibility and environmental sustainability.  If we are unable to effectively manage real or perceived issues, including concerns about safety, quality, efficacy or similar matters, sentiments toward the Company or our products could be negatively impacted; our ability to operate freely could be impaired and our financial results could suffer.  Our financial success is directly dependent on the success of our brands and the success of these brands can suffer if our marketing plans or product initiatives do not have the desired impact on a brand's image or its ability to attract consumers.  Our results could also be negatively impacted if one of our brands suffers a substantial impediment to its reputation due to a significant product recall, product-related litigation, allegations of product tampering or the distribution and sale of counterfeit products.  Widespread use of social media and networking sites by consumers has greatly increased the speed and accessibility of information dissemination.  Negative or inaccurate postings or comments about the Company could generate adverse publicity that could damage the reputation of our brands.  In addition, given the association of our individual products with the Company, an issue with one of our products could negatively affect the reputation of our other products, or the Company as a whole, thereby potentially hurting results.
Our businesses face cost fluctuations and pressures that could affect our business results.
Our costs are subject to fluctuations, particularly due to changes in commodity prices, raw materials, labor costs, energy costs, pension and healthcare costs and foreign exchange and interest rates.  Therefore, our success is dependent, in part, on our continued ability to manage these fluctuations through pricing actions, cost saving projects and sourcing decisions, while maintaining and improving margins and market share.  In addition, our financial projections include cost savings described in our announced productivity plan.  Failure to deliver these savings could adversely impact our results.
We face risks that are inherent in global manufacturing that could negatively impact our business results.
We need to maintain key manufacturing and supply arrangements, including any key sole supplier and sole manufacturing plant arrangements, to achieve our cost targets.  While we have business continuity and contingency plans for key manufacturing sites and the supply of raw materials, it may be impracticable to have a sufficient alternative source, particularly when the input materials are in limited supply.  In addition, our strategy for global growth includes increased presence in emerging markets.  Some emerging markets have greater political volatility and greater vulnerability to infrastructure and labor disruptions than established markets.  Any significant disruption of manufacturing, such as labor disputes, loss or impairment of key manufacturing sites, natural disasters, acts of war or terrorism and other external factors over which we have no control, could interrupt product supply and, if not remedied, have an adverse impact on our business.
We rely on third parties in many aspects of our business, which creates additional risk.
Due to the scale and scope of our business, we must rely on relationships with third parties for certain functions, such as our suppliers, distributors, contractors, joint venture partners or external business partners.  While we have policies and procedures for managing these relationships, they inherently involve a lesser degree of control over business operations, governance and compliance, thereby potentially increasing our financial, legal, reputational and/or operational risk.
We face risks associated with having significant international operations.
We are a global company, with manufacturing operations in more than 40 countries and a significant portion of our revenue outside the U.S.  Our international operations are subject to a number of risks, including, but not limited to:
•	compliance with U.S. laws affecting operations outside of the United States, such as the Foreign Corrupt Practices Act;
•	compliance with a variety of local regulations and laws;
•	changes in tax laws and the interpretation of those laws;
•	changes in exchange controls and other limits on our ability to repatriate earnings from overseas;
•	discriminatory or conflicting fiscal policies;
•	difficulties enforcing intellectual property and contractual rights in certain jurisdictions;
•	risk of uncollectible accounts and longer collection cycles;
•	effective and immediate implementation of control environment processes across our diverse operations and employee base; and
•	imposition of increased or new tariffs, quotas, trade barriers or similar restrictions on our sales outside the U.S.

We have sizable businesses and maintain local currency cash balances in a number of foreign countries with exchange, import authorization or pricing controls, including, but not limited to, Venezuela, Argentina, China, India and Egypt.  Our results of operations and/or financial condition could be adversely impacted if we are unable to successfully manage these and other risks of international operations in an increasingly volatile environment.

Fluctuations in exchange rates may have an adverse impact on our business results or financial condition.
We hold assets and incur liabilities, earn revenues and pay expenses in a variety of currencies other than the U.S. dollar. Because our consolidated financial statements are presented in U.S. dollars, the financial statements of our subsidiaries outside the U.S. are translated into U.S. dollars.  Our operations outside of the U.S. generate a significant portion of our net revenue.  Fluctuations in exchange rates may therefore adversely impact our business results or financial condition.  See also the Results of Operations and Cash Flow, Financial Condition and Liquidity sections of the MD&A and Note 5 to our Consolidated Financial Statements.
We face risks related to changes in the global and political economic environment, including the global capital and credit markets.
Our business is impacted by global economic conditions, which continue to be volatile.  Our products are sold in more than 180 countries and territories around the world.  If the global economy experiences significant disruptions, our business could be negatively impacted by reduced demand for our products related to: a slow-down in the general economy; supplier, vendor or customer disruptions resulting from tighter credit markets; and/or temporary interruptions in our ability to conduct day-to-day transactions through our financial intermediaries involving the payment to or collection of funds from our customers, vendors and suppliers.
Our objective is to maintain credit ratings that provide us with ready access to global capital and credit markets.  Any downgrade of our current credit ratings by a credit rating agency could increase our future borrowing costs and impair our ability to access capital and credit markets on terms commercially acceptable to us.
We could also be negatively impacted by political issues or crises in individual countries or regions, including sovereign risk related to a default by or deterioration in the credit worthiness of local governments.  For example, we could be adversely impacted by instability in the banking and governmental sectors of certain countries in the European Union or the dynamics associated with the federal and state debt and budget challenges in the U.S.
Consequently, our success will depend, in part, on our ability to manage continued global and/or economic uncertainty, especially in our significant geographies, as well as any political or economic disruption.  These risks could negatively impact our overall liquidity and financing costs, as well as our ability to collect receipts due from governments, including refunds of value added taxes, and/or create significant credit risks relative to our local customers and depository institutions.

Our ability to successfully execute our portfolio optimization strategy could impact our business.
The Company recently announced a plan to significantly streamline our product portfolio by divesting, discontinuing or consolidating 90-100 nonstrategic brands, resulting in a portfolio of 70 to 80 key brands.  It will take time to execute this plan, but once completed, we expect this strategy to result in improved sales and earnings growth rates.  Our ability to successfully execute this plan could significantly impact our achievement of improved sales and earnings growth rates.

Our ability to successfully manage ongoing acquisition, joint venture and divestiture activities could impact our business results.
As a company that manages a portfolio of consumer brands, our ongoing business model, and recently announced portfolio-optimization strategy, includes a certain level of acquisition, joint venture and divestiture activities.  We must be able to successfully manage the impacts of these activities, while at the same time delivering against our business objectives.  Specifically, our financial results could be adversely impacted if: 1) changes in the cash flows or other market-based assumptions cause the value of acquired assets to fall below book value, 2) we are unable to offset the dilutive impacts from the loss of revenue associated with divested brands, or 3) we are not able to deliver the expected cost and growth synergies associated with our acquisitions and joint ventures, which could also have an impact on goodwill and intangible assets.
Our ability to successfully manage ongoing organizational change could impact our business results.
Our financial targets assume a consistent level of productivity improvement, and in light of our recently-announced portfolio-optimization strategy, we expect to implement additional and accelerated productivity improvements.  If we are unable to deliver these expected productivity improvements, while continuing to invest in business growth, our financial results could be adversely impacted.  We continue to execute a number of significant business, executive and organizational changes, including acquisitions, divestitures and workforce optimization projects to support our growth strategies.  We expect these types of changes, which will include  staffing adjustments as well as employee departures, to continue for the foreseeable future.  Successfully executing these changes, including effective management transitions at leadership levels of the Company, as well as retention of particularly key employees, is critical to our business success.  We are generally a build-from-within company and our success is dependent on identifying, developing and retaining key employees to provide uninterrupted leadership and direction for our business.  This includes developing and retaining organizational capabilities in key growth markets where the depth of skilled or experienced employees may be limited and competition for these resources is intense. It also includes continued development and execution of robust leadership succession plans, including CEO succession.
Our business is subject to changes in legislation, regulation and enforcement, and our ability to manage and resolve pending legal matters in the U.S. and abroad.
Changes in laws, regulations and related interpretations, including changes in accounting standards, taxation requirements and increased enforcement actions and penalties may alter the environment in which we do business. The increasingly complex and rapidly changing legal and regulatory environment creates additional challenges for our ethics and compliance programs.  Our ability to continue to meet these challenges could have an impact on our legal, reputational and business risk.
 As a U.S.-based multinational company, we are subject to tax regulations in the U.S. and multiple foreign jurisdictions, some of which are interdependent. For example, certain income that is earned and taxed in countries outside the U.S. is not taxed in the U.S., provided those earnings are indefinitely reinvested outside the U.S. If these or other tax regulations should change, our financial results could be impacted.  For example, there are increasing calls in the U.S. from members of leadership in both major U.S. political parties for "comprehensive tax reform" which may significantly change the income tax rules that are applicable to U.S. domiciled corporations, such as P&G.  It is very difficult to assess whether the overall effect of such potential legislation would be cumulatively positive or negative for our earnings and cash flows, but such changes could significantly impact our financial results.
Our ability to manage regulatory, environmental, tax (including, but not limited to, any audits or other investigations) and legal matters (including, but not limited to, product liability, patent and other intellectual property matters) and to resolve pending legal matters without significant liability may materially impact our results of operations and financial position.  Furthermore, if pending legal matters, including the competition law and antitrust investigations described in Note 11 to our Consolidated Financial Statements, result in fines or costs in excess of the amounts accrued to date, that could materially impact our results of operations and financial position.
A breach of information security, including a cybersecurity breach or failure of one or more key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business or reputation.
We rely extensively on information technology (IT) systems, networks and services, including internet sites, data hosting and processing facilities and tools and other hardware, software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist in conducting our business. The various uses of these IT systems, networks and services include, but are not limited to:

•	ordering and managing materials from suppliers;
•	converting materials to finished products;
•	shipping products to customers;
•	marketing and selling products to consumers;
•	collecting and storing customer, consumer, employee, investor and other stakeholder information and personal data;
•	processing transactions;
•	summarizing and reporting results of operations;
•	hosting, processing and sharing confidential and proprietary research, business plans and financial information;
•	complying with regulatory, legal or tax requirements;
•	providing data security; and
•	handling other processes necessary to manage our business.
Numerous and evolving cybersecurity threats, including advanced persistent threats, pose a potential risk to the security of our IT systems, networks and services, as well as the confidentiality, availability and integrity of our data.  The Company has made investments seeking to address these threats, including monitoring of networks and systems, employee training and security policies for the Company and its third-party providers.  However, because the techniques used in these attacks change frequently and may be difficult to detect for periods of time, we may face difficulties in anticipating and implementing adequate preventative measures.  If the IT systems, networks or service providers we rely upon fail to function properly, or if we or one of our third-party providers suffer a loss or disclosure of our business or stakeholder information, due to any number of causes, ranging from catastrophic events or power outages to  improper data handling or security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may be exposed to reputational, competitive and business harm as well as litigation and regulatory action.  The costs and operational consequences of responding to breaches and implementing remediation measures could be significant.

USE OF PROCEEDS
Purchases of Common Stock under the Plan will be made in the open market or from Plan participants wishing to sell their shares, and the Company will not receive any proceeds under the Plan.

DETERMINATION OF OFFERING PRICE
The Plan Trustees will purchase shares on the open market or for an open market price the beneficial interest held in shares by Plan participants wishing to sell their shares (See section below entitled "Selling Shares").  All shares are purchased in a single transaction on or before the fifth working day in each calendar month.  Purchases are not possible at any other time.  The cost of shares of the Company's Common Stock acquired under the Plan is the average price of all shares purchased for each purchase period.
PLAN OF DISTRIBUTION

TERMS AND CONDITIONS OF THE PROCTER & GAMBLE U.K. SHARE INVESTMENT SCHEME
The following is a description of The Procter & Gamble U.K. Share Investment Scheme:
•	Who Can Join
All permanent U.K. employees of the Company and its subsidiaries are eligible to participate in the Plan.  This includes those on unpaid leave of absence, temporary assignment overseas, retirees and employees of P&G or any of its subsidiaries on assignment in the U.K.
•	Who Are the Trustees
The Trustees are employees of the Company who have appropriate experience and have been appointed by the Company.  The Company Share Plan Administrator is an appropriately experienced employee.  Capita Asset Services, Share Plans is appointed to carry out administration and investment duties on behalf of the Trustees under the Plan.

•	How Contributions Are Made

Unless you are investing in the Plan via an associated P&G plan such as the 1-4-1 Top Up Plan, contributions must be made by cheque or standing order to the Trustees of the Plan.  The minimum contribution is £10.00, but there is no maximum limit.

Members of the Plan may change the amount of their ongoing contributions at any time by giving notice to the Trustees on an Application/Amendment Form (which you can obtain from "Life & Career").  Notice must be given by the 20th of the month preceding share purchase.

CONTRIBUTIONS CANNOT BE MADE ON BEHALF OF ANOTHER PERSON.

•	When Shares Are Purchased

This is a separate Plan from the 1-4-1 Plan, but shares for the Plan are normally purchased at the same time and for the same price as shares are bought for the main plan each month.  Purchases are not possible at any time other than the usual monthly date.  Normally, only contributions which reach the Trustees on or before the 20th of the month will be used to buy shares the following month.  However, contributions paid via payroll deductions (e.g. under the 1-4-1 Top Up Plan) later than the 20th will still be used the following month.

Contributions are held by the Trustees prior to purchase.  Trustees will allocate to each member the largest whole number of shares which can be covered by contributions.  If Trustees receive contributions which exceed the amount needed to buy a whole number of shares, the remaining money will be credited to the individual and held for share purchase at a later date, unless its return is requested by the individual.

You need to take account of the latest price of P&G Company shares when deciding how much to contribute.  If, for example, you decide to invest £10 a month, it may be a number of months before the Trustees receive sufficient funds from you to purchase a single share on your behalf. No interest will be paid on any contributions held in the Plan before or after share purchase.

•	Contact With Trustees
The Trustees of the Plan will handle all contact with investors.  They will issue annual statements showing the number of shares held on your behalf, any transactions which have taken place during the year and the balance of any un-invested money held on your behalf.  Trustees will account to members for any money arising from the sale or transfer of shares or rights.

During the time that shares are held on your behalf, Trustees will pay out dividends on allocated shares as soon as is practicable.  They will issue tax vouchers on dividends paid on shares held.

You can instruct the Trustees to reinvest dividends from this Plan (and the Matched Savings Share Purchase Plan (MSSPP), if you are a member) as a means of buying more shares. Reinvestment of dividends is not subject to a minimum contribution.  However, unless you are making regular contributions to the Plan anyway, you need to consider the likely level of dividends you will receive on your shares and the likely length of time your accumulated dividends might have to remain un-invested in view of the likely share price level, before deciding on dividend reinvestment.
•	Selling Shares
Shares purchased will be held by the Trustees of the Plan, in their name, until written instructions are received for sale.  You can sell your shares in this Plan at any time.  The Trustees, rather than sell your shares on the open market, will normally buy your shares from you at the next time they buy or would buy shares on the open market for other members.  They will pay the same price for shares bought from members as they paid, or would have paid for shares bought on the open market at the same time.  For sale at this normal monthly sale/purchase time, you will pay a small flat rate charge.
If the Trustees receive explicit written instructions from a member to sell shares immediately rather than wait for the next normal monthly sale/purchase date, you will pay the greater of the flat rate charge or the brokers' fees for an open market sale of shares.  Members will be notified if an open market sale is not possible.
If preferred, you can instruct the Trustees at any time to transfer your shares out of the Plan to you rather than to sell them for you.
•	Retirees
If you are a member of the MSSPP when you retire, you may transfer the shares you hold in that plan to this Plan when they become available for transfer or sale under the rules of the plan.  The shares will then be held for you by the Trustees until they receive written instructions to sell or transfer them.  This means you will be able to continue holding the shares rather than selling them and will therefore have a continuing interest in, and connection with, the Company.
•	If You Leave The Company
Unless a retiree, a member who ceases to be employed by the Company or its subsidiaries, for whatever reason, must instruct the Trustees as to the sale or transfer of shares held in their name, WITHIN ONE MONTH OF THE DATE OF TERMINATION.  If no such instruction is received, the Trustees sell the shares and send the proceeds to the member's last known address.
•	If You Die
If you die, the Trustees will transfer or sell all the shares and any residual contributions they were holding for you to your estate on production of a valid grant of probate or letters of administration.

QUESTIONS & ANSWERS

Q.1	Why is this Plan available?

A.
It is a natural extension of the 1-4-1 Plan (and its predecessor, the Matched Savings Share Purchase Plan).  If employees want to buy more P&G shares, this Plan helps them do this.  Additionally, similar plans exist in some places elsewhere in P&G.

Q.2	Where will I find the price of a P&G Company share?

A.
It is quoted daily in the Financial Times.  It appears on the P&G Intranet Home Page.  In any event, once you are in the Plan, you will receive an annual statement which includes this information as at the date the statement is issued.

Q.3	What do I have to do if I leave the Company?

A.
Except for termination on death or retirement, then you must instruct the Trustees to sell or transfer any shares held within one month of termination.  If you do not do this, the Trustees will make reasonable attempts to contact you and failing this they will sell the shares.

On death, the shares will be held until instructions are received from the Executor or administrator of the Estate.

On retirement, you can remain in the Plan.

Q.4	If I die after retirement, can my spouse continue in the Plan?

A.	No

Q.5	Does the Plan apply to non-harmonised employees?

A.	No

Q.6	Why is there a minimum contribution?

A.
The administrative cost of the Plan, which is borne by the Company, increases as the number of transactions goes up.  Having a minimum contribution means that the Company's support for the purchase of shares is kept at a reasonable level if it requires a number of contributions to purchase one share.

Q.7	Is there a minimum/maximum number of shares that can be sold at any one time?

A.
No - but if you want the shares sold immediately, it may not be possible for the Trustees to sell a small number of shares on the open market.  Small numbers of shares can be bought in by the Trustees from members on the one day each month when they are buying shares in the open market for other members.

Q.8	Can I instruct the Trustees to buy a specific number of shares?

A.	No. They will buy as many whole shares as can be financed by your contributions.

Q.9	If I have questions about the Plan, or about my shares, whom do I contact?

A.
Your manager should be able to answer questions about how the Plan works.  Specific questions about your own shares or account should be referred directly to the Plan administrator:

The Procter & Gamble Share Investment Plan Administrator
Capita Asset Services, Share Plans, The Registry
34 Beckenham Road
Beckenham,  Kent
BR3 4TU                      Tel: 020 8639 2456

Or access your share information on-line via the Capita share portal at www.capitashareportal.com

Q.10	Can I get further information about the Plan?

A.	Yes. A copy of the formal trust deed and rules is available from your HR contact/Plant Personnel Department.

Q.11	Do I have to continue making payments to the Plan once I have joined?

A.	No - you can stop at any time.

Q.12	Will I have to pay tax when I sell the shares?

A.
If you sell any of your shares, you may become liable to pay Capital Gains Tax.  Generally this is calculated on the difference between the sale price of the shares (less selling costs) and their acquisition cost.  In the 2013/2014 tax year gains below £10,900 (in total for all gains on all investments for any person) are not taxed.

Above this figure, tax is payable at the prevailing Capital Gains tax rate.  The timing of any sale of Plan shares in relation to other share acquisitions or sales you make may affect the calculation of your capital gains.  You are therefore advised to obtain independent financial advice before selling your shares.  The sale of any of your shares may have to be reported on your annual income tax return.

Q.13	How long do the shares need to be kept?

A.	Shares in the Plan can be sold at any time.

Q.14	Are there any tax advantages of using this Plan?

A.	No. Unlike the 1-4-1 Plan, no Company contributions are paid direct to the Trustees on your behalf, the Plan does not have to be approved by the Inland Revenue, and no tax advantage arises.

Q.15	What is the role of the Plan administrator?

A.
The Plan administrator does everything except interpret the rules of the Plan.  If you have any questions about your investment, or the purchase and sale of shares, then you should contact the Plan administrator.  This information is also available on-line via the Capita share portal at www.capitashareportal.com.  However, if you want to know about the rules or the structure of the Plan, talk to your Manager.

Q.16	Do I need to tell the Plan administrator of any change of address?

A.	Yes, the Company will not notify them for you.

      THE DIVIDEND POLICY OF THE COMPANY IS NOT AFFECTED BY THIS PLAN AND WILL CONTINUE TO DEPEND ON EARNINGS, FINANCIAL REQUIREMENTS AND OTHER FACTORS.
      THE COMPANY CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

DESCRIPTION OF PROCTER & GAMBLE CAPITAL STOCK

The Company's Amended Articles of Incorporation (the "Amended Articles of Incorporation") authorize the issuance of 10,000,000,000 shares of Common Stock, 600,000,000 shares of Class A Preferred Stock and 200,000,000 shares of Class B Preferred Stock, all of which are without par value ("Common Stock," "Class A Preferred Stock," and "Class B Preferred Stock," respectively). The holders of Common Stock and Class A Preferred Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. The holders of Class B Preferred Stock are not entitled to vote other than as provided by law. The Company's Board of Directors (the "Board") is not classified and each member is elected annually.

The holders of Class A Preferred Stock and Class B Preferred Stock have the right to receive dividends prior to the payment of dividends on the Common Stock. The Board has the power to determine certain terms relative to any Class A Preferred Stock and Class B Preferred Stock to be issued, such as the power to establish different series and to set dividend rates, the dates of payment of dividends, the cumulative dividend rights and dates, redemption rights and prices, sinking fund requirements, restrictions on the issuance of such shares or any series thereof, liquidation price and conversion rights. Also, the Board may fix such other express terms as may be permitted or required by law. In the event of any liquidation, dissolution or winding up, the holders of the Common Stock are entitled to receive as a class, pro rata, the residue of the assets after payment of the liquidation price to the holders of Class A Preferred Stock and Class B Preferred Stock.

The Board has determined the terms of shares of Class A Preferred Stock issued as Series A ESOP Convertible Class A Preferred Stock, which can only be held by a trustee or trustees of an employee stock ownership plan or other benefit plan of the Company. Upon transfer of Series A ESOP Convertible Class A Preferred Stock to any other person, such transferred shares shall be automatically converted into shares of Common Stock. Each share of Series A ESOP Convertible Class A Preferred Stock has a cumulative dividend of $.5036075 per year and a liquidation price of $6.82 per share (as adjusted for the stock splits on October 20, 1989, May 15, 1992, August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002), is redeemable by the Company or the holder, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series A ESOP Convertible Class A Preferred Stock.

The Board has also determined the terms of shares of Class A Preferred Stock issued as Series B ESOP Convertible Class A Preferred Stock. Each share of Series B ESOP Convertible Class A Preferred Stock has a cumulative dividend of $1.022 per year and a liquidation price of $12.96 per share, (as adjusted for the stock splits on August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002) is redeemable by the Company or the holder under certain circumstances, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series B ESOP Convertible Class A Preferred Stock.

All of the issued shares of Common Stock of the Company are fully paid and non-assessable. Common Stock does not have any conversion rights and is not subject to any redemption provisions. No holder of shares of any class of the Company's capital stock has or shall have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold. No shares of any class of the Company's capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of the Company.

INTERESTS OF NAMED COUNSEL
The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Mr. Robert B. White, Counsel, The Procter & Gamble Company. Mr. White is an owner of shares of Common Stock of the Registrant.

EXPERTS
The financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2014, and the effectiveness of the Company's internal control over financial reporting as of June 30, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" into this document the information which Procter & Gamble filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document.  The information incorporated by reference is an important part of this prospectus and information that Procter & Gamble files later with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 1-434) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:
•	The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014;
•	The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014; and
•	The Company's Current Report on Form 8-K filed on October 20, 2014.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prospectus and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and prospectus to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or prospectus. All documents incorporated by reference into the Form S-3 of which this prospectus is a part are also incorporated by reference, unless the information therein is superseded by a later filing.

 WHERE YOU CAN FIND MORE INFORMATION
The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Shareholder Services Department, The Procter & Gamble Company, P.O. Box 5572, Cincinnati, Ohio 45201-5572, telephone: (800) 742-6253 (U.S. and Canada); or (513) 983-3034 (outside the U.S. and Canada).
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company's SEC filings can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information relating to the operation of the public reference facility may be obtained by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is www.sec.gov. Copies of such materials also can be obtained by mail by submitting a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

You may also get a copy of these reports from our website at www.pg.com. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed above.  In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 14.                          Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$ 979.04
Accounting fees and expenses	$6,500.00
Total	$7,479.04

Item 15.                                        Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Ohio Revised Code ("ORC") and the Company's Regulations, as such provisions relate to the indemnification of the directors and officers of the registrant.  This description is intended only as a summary and is qualified in its entirety by reference to the ORC and the Company's Regulations.
Section 1701 of the ORC provides that a corporation must indemnify its directors, officers, employees, and agents against expenses reasonably incurred in connection with a successful defense (on the merits or otherwise) of any action, suit, or proceeding.
A corporation may indemnify its directors, officers, employees, and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, in connection with actions, suits, or proceedings (except for derivative actions by or in the right of the corporation), whether civil, criminal, administrative, or investigative.  The corporation may indemnify such persons if the individual has acted in good faith and in a manner that the individual believed to be in the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe their conduct was unlawful. The determination as to whether this standard of conduct has been met must be made by the court, a majority of the disinterested directors, by independent legal counsel, or by the shareholders.
A similar standard applies in the case of derivative actions, except that indemnification may only extend to expenses, including attorney's fees, incurred in connection the defense or settlement of such action. If the person seeking indemnification has been found liable to the corporation in such an action, the court must approve the indemnification.
As permitted by the ORC, Article V of the Company's Regulations require the Company to indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal administrative, or investigative, by reason of the fact that he or she (a) is or was a Director, officer or employee of the Company or its subsidiaries, (b) is or was serving at the request of the Company or its subsidiaries as a director, trustee, officer, partner, managing member or position of similar capacity, or employee of a Company subsidiary or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether domestic or foreign, nonprofit or for profit), or (c) is or was providing to third party organizations volunteer services that were duly authorized in accordance with the Company's process for approval of such activities, against all liabilities and expenses actually and reasonable incurred by or imposed on him or her in connection with, or arising out of, any such claim, action, suit or proceeding.  This indemnity will be provided unless the person (a) failed to act in good faith, in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company and its subsidiaries, (b) acted or failed to act, in either case, with deliberate intent to cause injury to the Company and its subsidiaries or with reckless disregard for the best interests of the Company or its subsidiaries, or (c) knowingly engaged in criminal activity.

The Company's Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies.  The Company pays the premiums for this insurance.

Item 16.	Exhibits
Exhibit No.	Description

(5)	Opinion of Robert B. White, Counsel of the Company, as to the legality of the Securities being registered.
(23)(a)	Consent of Independent Registered Public Accounting Firm.
(23)(b)	Consent of Robert B. White, which is contained in his opinion filed as Exhibit (5).
(24)	Power of Attorney.

Item 17.                        Undertakings

The Registrant hereby undertakes:
(a)            (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a  20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)            That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)            The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)            Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(b)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Procter & Gamble Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Procter & Gamble Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 27th day of October, 2014.
THE PROCTER & GAMBLE COMPANY

By:          /s/ Jon R. Moeller
Name:   Jon R. Moeller
 Title:    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 27, 2014.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
A.G. Lafley

*	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

*	Senior Vice President, Comptroller and Treasurer (Principal Accounting Officer)
Valarie L. Sheppard

*	Director
Angela F. Braly

*	Director
Kenneth I. Chenault

*	Director
Scott D. Cook

*	Director
Susan Desmond-Hellmann

*	Director
Terry J. Lundgren

*	Director
W. James McNerney, Jr.

*	Director
Margaret C. Whitman

*	Director
Mary Agnes Wilderotter

*	Director
Patricia A. Woertz

*	Director
Ernesto Zedillo

*By: /s/ Deborah P. Majoras
Deborah P. Majoras as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
(5)	Opinion of Robert B. White, Counsel of the Company, as to the legality of the Securities of the Company being registered.
(23)(a)	Consent of Independent Registered Public Accounting Firm.
(23)(b)	Consent of Robert B. White, which is contained in his opinion filed as Exhibit (5).
(24)	Power of Attorney.